Exhibit 99.1

Except as previously disclosed in this Schedule 13D, as amended, the following table sets forth all transactions by the Reporting Persons (on behalf of the Funds or Accounts) with respect to the securities of Core Scientific, Inc. effected since December 1, 2025, inclusive of any transactions effected through 4:00 p.m., New York City time, on December 18, 2025. Except as otherwise noted below, all such transactions were purchases or sales of securities of Core Scientific, Inc. effected in the open market, and the table excludes commissions paid in per share prices.

TWO SEAS GLOBAL (MASTER) FUND LP

Type of Security	Amount Purchased/(Sold)	Price Per Security ($) or Contract*	Date of Purchase/Sale
Common Stock	200,000	15.927 (1)	12/2/2025
Common Stock	(17,690)	17.163 (2)	12/4/2025
Common Stock	(408,858)	17.200	12/4/2025
Common Stock	(81,856)	17.200	12/4/2025
Put Option (Exercise Price $10, Expiration 12/19/25)**	11,380 contracts relating to 1,138,000 shares	0.020	12/4/2025
Put Option (Exercise Price $12, Expiration 2/20/26)**	13,016 contracts relating to 1,301,600 shares	0.650	12/4/2025
Common Stock	(204,377)	17.412 (3)	12/8/2025
Common Stock	(150,000)	17.700	12/8/2025
Common Stock	(100,000)	17.756 (4)	12/8/2025
Common Stock	(204,377)	17.763 (5)	12/8/2025
Common Stock	203,599	17.440 (6)	12/9/2025
Put Option (Exercise Price $14, Expiration 12/19/25)	(34,175) contracts relating to (3,417,500) shares	0.150	12/11/2025
Common Stock	122,159	16.662 (7)	12/12/2025
Common Stock	244,318	15.297 (8)	12/15/2025
Call Option (Exercise Price $22, Expiration 2/20/26)**	15,000 contracts relating to 1,500,000 shares	0.460	12/16/2025
Common Stock	285,038	14.695 (9)	12/16/2025
Common Stock	285,038	13.742 (10)	12/17/2025
Common Stock	122,159	13.593 (11)	12/17/2025

TWO SEAS STRATEGIC INVESTMENT FUND LP

Type of Security	Amount Purchased/(Sold)	Price Per Security ($) or Contract*	Date of Purchase/Sale
Common Stock	(75,248)	17.200	12/4/2025
Common Stock	(15,065)	17.200	12/4/2025
Common Stock	(37,667)	17.412 (12)	12/8/2025
Common Stock	(37,667)	17.763 (13)	12/8/2025
Common Stock	38,310	17.440 (14)	12/9/2025
Common Stock	22,986	16.662 (15)	12/12/2025
Common Stock	45,972	15.297 (16)	12/15/2025
Common Stock	53,634	14.695 (17)	12/16/2025
Common Stock	53,634	13.742 (18)	12/17/2025
Common Stock	22,986	13.593 (19)	12/17/2025

ACCOUNTS

Type of Security	Amount Purchased/(Sold)	Price Per Security ($) or Contract*	Date of Purchase/Sale
Common Stock	(11,126)	17.200	12/4/2025
Common Stock	(2,228)	17.200	12/4/2025
Common Stock	(4,768)	17.200	12/4/2025
Common Stock	(955)	17.200	12/4/2025
Common Stock	(5,569)	17.412 (20)	12/8/2025
Common Stock	(5,569)	17.763 (21)	12/8/2025
Common Stock	(2,387)	17.412 (22)	12/8/2025
Common Stock	(2,387)	17.763 (23)	12/8/2025
Common Stock	5,664	17.440 (24)	12/9/2025
Common Stock	2,427	17.440 (25)	12/9/2025
Common Stock	3,399	16.662 (26)	12/12/2025
Common Stock	1,456	16.662 (27)	12/12/2025
Common Stock	6,797	15.297 (28)	12/15/2025
Common Stock	2,913	15.297 (29)	12/15/2025
Common Stock	7,930	14.695 (30)	12/16/2025
Common Stock	3,398	14.695 (31)	12/16/2025
Common Stock	7,930	13.742 (32)	12/17/2025
Common Stock	3,399	13.593 (33)	12/17/2025
Common Stock	3,398	13.742 (34)	12/17/2025
Common Stock	1,456	13.593 (35)	12/17/2025

*Prices reflected on a per share basis. Each option is subject to a 100 contract multiplier.
**Represents a buy to close options transaction.
(1) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.785 to $16.12, inclusive. The Reporting Persons undertake to provide to the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased or sold, as applicable, at each separate price within the ranges set forth in footnotes (1) – (35).
(2) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $17.15 to $17.19, inclusive.
(3) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $17.40 to $17.465, inclusive.
(4) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $17.75 to $17.82, inclusive.
(5) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $17.75 to $17.795, inclusive.
(6) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $17.25 to $17.655, inclusive.
(7) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.328 to $17.03, inclusive.
(8) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.215 to $15.435, inclusive.
(9) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $14.45 to $14.86, inclusive.
(10) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $13.36 to $14.19, inclusive.
(11) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $13.40 to $13.799, inclusive.
(12) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $17.40 to $17.465, inclusive.
(13) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $17.75 to $17.795, inclusive.
(14) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $17.25 to $17.655, inclusive.
(15) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.328 to $17.03, inclusive.
(16) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.215 to $15.435, inclusive.

(17) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $14.45 to $14.86, inclusive.
(18) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $13.36 to $14.19, inclusive.
(19) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $13.40 to $13.799, inclusive.
(20) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $17.40 to $17.465, inclusive.
(21) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $17.75 to $17.795, inclusive.
(22) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $17.40 to $17.465, inclusive.
(23) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $17.75 to $17.795, inclusive.
(24) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $17.25 to $17.655, inclusive.
(25) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $17.25 to $17.655, inclusive.
(26) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.328 to $17.03, inclusive.
(27) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.328 to $17.03, inclusive.
(28) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.215 to $15.435, inclusive.
(29) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.215 to $15.435, inclusive.
(30) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $14.45 to $14.86, inclusive.
(31) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $14.45 to $14.86, inclusive.
(32) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $13.36 to $14.19, inclusive.
(33) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $13.40 to $13.799, inclusive.
(34) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $13.36 to $14.19, inclusive.
(35) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $13.40 to $13.799, inclusive.